THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AT THE TIME AMENDED, OR IN CONFORMITY WITH THE LIMITATIONS OR RULE 144 OR SIMILAR RULE AS THEN IN EFFECT UNDER SUCH ACT, OR UNLESS SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE WITH RESPECT THERETO.

**ALENTUS CORPORATION**

**CONVERTIBLE PROMISSORY NOTE**

$50,000.00 April 27, 2011

1. **FOR VALUE RECEIVED,** the undersigned **ALENTUS CORPORATION** (the "Company"), a corporation organized and existing under the laws of the State of Nevada, hereby promises to pay to The Bosphorous Group, Inc. or its registered assigns (each a "Holder"), the principal sum of **Fifty Thousand Dollars** ($50,000.00 USD) as follows:

2. Maturity. This Note and incentive fee shall become due and payable in full on the earlier of Event of Default or the one year anniversary of the date hereof ("Maturity Date").

3. Interest Rate. The stated interest rate is zero percent; however a warrant provision is provided as compensation. In no event shall the interest charged exceed the maximum rate permitted under applicable law.

4. Repayment. Payments shall be made at the offices of the Holder or such other place as may be designated from time to time by the Holder in writing. This Note may be repaid in whole or in part at any time without penalty.

5. Conversion Rights. The Holder shall have the right for as long as the loan is outstanding to convert any unpaid balance of the note into common stock of the Company at 2 cents ($0.02 USD) per share. The conversion price per share shall be lowered to 1.4 cents ($0.014 USD) per share for any unconverted balance if the fair market value of the common stock on the Maturity Date is less than 2 cents ($0.02 USD) per share. The fair market value is determined as follows: On the Maturity Date it is calculated as the simple 10-day average closing price on the primary exchange/market where the common stock trades. The conversion prices shall be subject to full ratchet and anti-dilution protection, and will be adjusted as customary to reflect forward and reverse splits, equity or equity equivalent issuances at prices less than the conversion price, etc.

6. Common Stock Warrant Incentive. As an additional incentive to make this loan, the Holder shall be issued a three year common stock warrant under the Company's standard warrant terms. The warrant will be for seven hundred fifty thousand (750,000) shares. If the Company does not sell at least two million dollars ($2,000,000) in new Company equity at a pre-money valuation of not less than $5.0 million by Dec 31, 2011 the Holder will be entitled to an additional three year warrant for one million seven hundred fifty thousand (1,750,000) shares. If the Company's shares are not quoted on the Over the Counter Bulletin Board by December 31, 2011 the Holder will be entitled to an additional three year warrant for one million seven hundred fifty thousand (1,750,000) shares. All three warrant exercise prices are 2 cents ($0.02 USD) per share. The exercise prices shall be subject to full ratchet and anti-dilution protection, and will be adjusted as customary to reflect forward and reverse splits, equity or equity equivalent issuances at prices less than the conversion price, etc. Excluded from this provision will be up to 10% of the outstanding shares for employee stock options as allowed in the Alentus 2009 Stock incentive plan.

7. Investor Qualifications. Accredited investors only, as defined under Regulation D. By signing this agreement, investor is representing themselves as an accredited investor.

8. Selling Agent Compensation. No selling agent is involved in this transaction.

9. Representations and Warranties. The Company represents and warrants to the Holder as set forth below:

(a) Corporate Power and Authority. The Company has all requisite corporate power to issue this Note and to carry out the terms hereof. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the execution, delivery and performance of the obligations of the Company under this Note has been taken, and this Note when executed and delivered by the Company shall constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

(b) No Default. The execution, delivery and performance of this Note by the Company will not result in any violation, breach, or default of any term of provision of its Certificate of Incorporation or Bylaws, or in any material respect of any term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which its property is bound, or of any provision of any state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company. The execution, delivery and performance of this Note will not result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

10. Events of Default. Each of the following shall be an "Event of Default":

(a) the Company's failure to pay or perform any obligation, liability or indebtedness of the Company to the Holder under the Note as and when due;

(b) the commencement of a proceeding by or against the Company for dissolution (other than administrative dissolution where prompt re-instatement efforts are initiated and followed through to completion), which proceeding is not discharged within thirty (30) days after such commencement;

(c) the insolvency of the Company;

(d) the appointment of a custodian, trustee, liquidator or receiver for a material portion of the property of the Company, which trustee is not discharged within thirty (30) days after such appointment;

(e) an assignment for the benefit of creditors of a material portion of the property of the Company; or

(f) the filing of a petition under bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against the Company, which petition is not discharged within thirty (30) days after such filing;

(g) if the stock is no longer listed on www.otcmarkets.com;

(h) if the three-year PCAOB audit by Lee is not completed by July 30, 2011;

(i) if the stock is not quoted on the OTC BB by December 31, 2011.

JL

11. Remedies on Defaults, Etc.

The Holder will have a pro-rata share of the same rights, liens, and security interest in the Company and any collateral as defined in the Company's then senior lender credit agreement.

(a) Acceleration. If an Event of Default occurs and is continuing, the Holder, by written notice to the Company, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. The Holder by notice to the Company may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of such acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto. If an Event of Default occurs then the three warrants due under the Common Stock Warrant Incentive in Section 6. above shall be immediately issued to Holder.

(b) Other Remedies. If an Event of Default occurs and is continuing, the Holder may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes. A delay or omission by the Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

(c) Waiver of Past Defaults. The Holder by notice to the Company may waive an existing Default or Event of Default and its consequences.

12. Successor and Assigns. The term of this Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Company and the Holder; provided that the rights, obligations, covenants and agreements of the Company under this Note may not be assigned or delegated, as applicable, without the written consent of the Holder. In the event of any such transfer and assignment of this Note, the Company shall, upon surrender of this Note to the Company, execute and deliver in exchange therefore a new Note. Each such new Note shall be dated so that there will be no loss of interest on the surrendered Note and registered in the name of such person as the Holder of the surrendered Note may request.

13. Notices. All notices and other communications with respect to this Note shall be in writing and shall be sent by hand delivery, receipt acknowledged, or by facsimile transmission, as follows:

(a) If to the Holder, to:

The Bosphorous Group, Inc.

318 N. Carson Street, Suite 208

Carson City, NV 89701

Attention: Daniel J. McClory, President

(b) If to the Company, to:

Alentus Corporation
25 Enterprise Dr, Suite 200

Aliso Viejo, California 92656
Attention: William King, CEO

14. Modifications and Amendments. No modification, rescission, waiver, forbearance, release or amendment of any provision of this Note shall be made, except by a written agreement duly executed by the Company and the Holder.

15. Governing Law. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Nevada as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

16. Lost, Mutilated or Stolen Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such mutilation, upon the surrender of this Note or cancellation to the Company or its principal office, the Company will execute and deliver, in lieu thereof, a new Note of like tenor containing the same terms as this Note, dated so that there with no loss of interest on each lost, stolen, destroyed or mutilated Note. Any Note in lieu of which any such new Note has been so executed and delivered by the Company shall not be deemed to be an outstanding Note for any purpose.

17. Headings. Paragraph headings used in this Note are for convenience of reference only, are not part of this Note and are not to affect the construction of, or to be taken into consideration in interpreting, this Note.

18. Severability. If any provision of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Note shall remain in full force and effect.

* * *

IN WITNESS WHEREOF, the undersigned party has caused this Note to be executed by its officer thereunto duly authorized as of the date first above written.

ALENTUS CORPORATION

By: ______________________
Name: William A. King
Title: Chief Executive Officer

IN WITNESS WHEREOF, the undersigned has duly executed this Note Agreement and agrees to the terms hereof.

Dated: April 27, 2011

Note Amount: {$50,000} Fifty Thousand dollars

The Bosphorous Group, Inc.
(Name of Investor - Please Print)

______________________
(Signature)